UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 9, 2015

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 W. South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 9, 2015, Real Goods Solar, Inc. (the “Company”), completed the one-time “reset” adjustment of (i) the number of shares of Class A common stock, par value $0.0001 per share (“Common Stock”) and (ii) the exercise price of the Series F warrants to purchase common stock (“Warrants”). The Common Stock and Warrants were issued in connection with the previously announced $5 million offering and sale of units comprised of Common Stock and Warrants that closed on June 30, 2015 and July 1, 2015. As a result of the reset adjustment, the purchase price of Common Stock in the offering was reset at $1.2432 per share and the exercise price of the Warrants was adjusted to $1.2432 per share. As a result of the adjustment, an additional 2,652,020 shares of the Common Stock will be delivered to investors in the offering from the escrow established with the Company’s transfer agent. At the time of the initial closing on June 30, 2015, the Company delivered into escrow with the Company’s transfer agent a total of 8,630,137 “reset shares.” The remaining 5,978,117 shares held in escrow that were not issued to investors in connection with the reset adjustment will be released to the Company and cancelled.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Dennis Lacey
Dennis Lacey
Chief Executive Officer and Acting Principal Financial Officer

Date: July 10, 2015